UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2016

INOVALON HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-36841 (Commission File Number)	47-1830316 (IRS Employer Identification No.)

4321 Collington Road Bowie, Maryland	20716
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 809-4000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers.

As previously disclosed by Inovalon Holdings, Inc. (the “Company”) in a Current Report on Form 8-K filed with the Securities and Exchange Commission on August 16, 2016 (the “Initial 8-K”), on August 15, 2016 (a) the Board of Directors (the “Board”) of the Company increased the size of the Board from five to six directors and (b) the Nominating and Corporate Governance Committee of the Board recommended to the Board for appointment and the Board appointed William D. Green to the Board, effective August 15, 2016.  As disclosed in the Initial 8-K, it was contemplated at the time of the Initial 8-K that Mr. Green may serve on certain committees of the Company’s Board, but no such committee appointments had been made at that time.

On January 26, 2017, effective immediately, the Board appointed Mr. Green to its Compensation Committee, Nominating and Corporate Governance Committee, and Security and Compliance Committee.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INOVALON HOLDINGS, INC.

Dated: January 30, 2017	By:	/s/ Keith R. Dunleavy, M.D.
Keith R. Dunleavy, M.D. Chief Executive Officer and Chairman

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